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                                                                    EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders
Santa Ana-Tustin Physicians Group, Inc.

    We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated February 11, 1997, relating to the statements of income, changes in stockholder's equity and cash flows of Santa Ana-Tustin Physicians Group, Inc. for the ten month period ended December 31, 1996 and year ended February 29, 1996, which are contained in that Prospectus.

    We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          /s/ BDO SEIDMAN, LLP


Los Angeles, California
November 16, 1998